UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 20, 2004
                                                  ------------------------------


                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
Louisiana                         0-1026                           72-6017893
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                  (IRS Employer
    of incorporation)             File Number)               Identification No.)


              228 St. Charles Avenue, New Orleans, Louisiana 70130
--------------------------------------------------------------------------------
                (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:   (504) 586-7272
                                                    ----------------------------


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230-.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

         On October 20, 2004, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended September 30, 2004 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01         Financial Statement and Exhibits.

         (c) Exhibits

                  99.1 News Release dated October 20, 2004


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  WHITNEY HOLDING CORPORATION


                                                By: /s/ Thomas L. Callicutt, Jr.
                                                   -----------------------------
                                                     Thomas L. Callicutt, Jr.
                                                     Executive Vice President
                                                     and Chief Financial Officer


                                                     Date: October 20, 2004
                                                          ----------------------

                                  EXHIBIT INDEX


Exhibit
Number                                       Description
------                                       -----------

99.1                               News Release dated October 20, 2004

Exhibit 99.1
                                 [WHITNEY LOGO]

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     October 20, 2004

                   WHITNEY REPORTS THIRD QUARTER 2004 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $22.1 million for the quarter ended September 30, 2004, or $.54 per basic share and $.53 per diluted share. Several significant expense items, totaling approximately $2.7 million pretax ($1.8 million after tax or $.04 per share), impacted the results for the period. These items, which are discussed in more detail below, included a loss on the abandonment of certain noncancelable facility leases, a casualty loss for hurricane damage, and costs to convert the systems of a recent bank acquisition. For the third quarter of 2003, Whitney reported net income of $27.5 million, or $.69 per basic share and $.68 per diluted share, including the positive impact of a $4 million pretax negative provision for loan losses ($2.6 million after tax or $.07 per share). Year-to-date earnings of $70.1 million in 2004 were 6% below the comparable period in 2003. Year-to-date per share earnings were $1.73 per basic share and $1.71 per diluted share in 2004, each approximately 8% lower than in 2003.
     Selected third quarter highlights follow:
     o Average earning assets for the quarter were up 8%, or $537 million, compared to the third quarter of 2003. Average total loans, excluding loans originated for sale, were up 13%, or $611 million, in the third quarter of 2004. The loan portfolio has grown consistently throughout 2003 and 2004, although the rate of internal growth slowed somewhat in the most recent quarterly period. New customer development and demand from Whitney's established customer base for commercial, commercial real estate and real estate construction loans has accounted for most of the increase. The acquisition of Madison Bank in August 2004 added approximately
         $88 million to average loans for the quarter. Average investment securities increased 4%, or $79 million, from the third

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                                       2
         quarter of 2003 to 2004's third quarter, but were down from earlier in 2004 as management unwound the temporary strategy it executed in late 2003 to invest in advance of expected paydowns on the securities portfolio.
     o Growth in earning assets compared to the third quarter of 2003 was largely matched by deposit growth. Total lower-cost deposits were on average 9%, or $381 million, higher in the third quarter of 2004, with noninterest-bearing demand deposits up 12% compared to 2003's third quarter and deposits in lower-cost interest-bearing products up 6%. Higher-cost time deposits increased 7%, or $110 million, despite some rate-driven customer migration away from time deposit products, mainly through the addition of competitively bid short-term public funds and the deposits from recent acquisitions. In total, average deposits were up 8%, or $491 million, in the third quarter of 2004, including approximately $102 million related to the Madison Bank acquisition and a branch acquisition in 2004's second quarter.
     o Whitney's net interest income (TE) increased $6.0 million, or 8%, compared to the third quarter of 2003, consistent with the growth in average earning assets. The net interest margin (TE) was a healthy 4.46% for the third quarter of 2004, slightly higher than the year-earlier period, and up 15 basis points from 2004's second quarter. The overall yield on earning assets was unchanged from the third quarter of 2003, but has improved 18 basis points from the second quarter of 2004, reflecting both rising benchmark rates for the significant variable-rate segment of Whitney's loan portfolio and an increase in the percentage of loans in the earning asset mix. Funding costs for the current year's third quarter were little changed from both the third quarter of 2003 and 2004's second quarter. Sustained demand for deposit products and appropriate deposit pricing strategies helped Whitney maintain a favorable mix of funding sources over this period and limited the impact of the upward pressure on funding rates that has been building in 2004.
     o Whitney made no provision for loan losses in the third quarter of 2004. There was a $4 million negative provision in the third quarter of 2003. Net charge-offs totaled $4.3 million in the third quarter of 2004, of which $3.2 million was from one credit that had been first identified as impaired in the second quarter of 2004 after unexpected developments. Net charge-offs totaled $.8 million in 2003's third quarter. There were

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                                       3
         no significant additions to nonperforming loans during the most recent quarter, and charge-offs and collections led to a $6.9 million reduction in the total of nonperforming loans from the end of 2004's second quarter. The allowance required for impaired loans at September 30, 2004, was $4.1 million below the level determined at June 30, 2004. The total of loans criticized through the internal credit risk classification process would have decreased approximately $7 million during the third quarter of 2004 absent the impact of the Madison Bank acquisition. Including Madison Bank's loans, total criticized loans increased $11 million, all in the less severe classifications.
         The $188 million in total loans acquired with Madison Bank carried a $2.5 million allowance for loan losses.
     o Noninterest income decreased 15%, or $3.5 million, from the third quarter of 2003, mainly reflecting a $2.2 million decline in fee income from Whitney's secondary mortgage market operations and a $.8 million decrease in gains realized on securities transactions. The rate environment for home loans during 2004, though still low from a historical perspective, was unable to stimulate refinancing activity at the levels seen in recent years, and Whitney's production of loans held for sale during the third quarter of 2004 was less than one-third of that produced in the year-earlier period. The earnings credit allowed against service charges on certain business deposit accounts has increased with rising short-term market rates, contributing to a 3%, or $.3 million, decrease in deposit service charge income compared to the third quarter of 2003. Bank card fees, both credit and debit cards, increased a combined 12%, or $.3 million, compared to 2003's third quarter, reflecting both higher transaction volumes and improvement in the effective fee rates realized. Trust service fees increased 10%, or $.2 million, compared to the third quarter of 2003 from new business and improved equity market valuations relative to the year-earlier period. Other noninterest income categories decreased a net $.6 million, with investment service fees down $.3 million mainly on reduced demand for fixed-income securities in the third quarter of 2004 among Whitney's customer base. During the third quarter of 2003, Whitney sold $276 million in mortgage-backed securities experiencing accelerated prepayments and repositioned the proceeds in issues with characteristics more consistent with overall investment strategies.
         The sale generated a gain of approximately $.9 million.

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                                       4
     o Noninterest expense in the third quarter of 2004 increased 11%, or $6.9 million, from 2003's third quarter. Incremental costs associated with Madison Bank operations totaled approximately $1.1 million in the third quarter of 2004, including $.5 million for system conversion services and other merger-related expenses that are reported with legal and professional fees. Personnel expense was up 5%, or $1.7 million, in total, including $.4 million associated with the Madison Bank acquisition. Base pay and compensation earned under sales-based and other employee incentive programs increased a combined 3%, or $.8 million. Compensation expense under management incentive programs was up 11%, or $.3 million, with stock-based compensation driving this increase. Stock-based compensation will vary with changes in Whitney's stock price, which was up 24% at the end of 2004's third quarter from a year earlier. The rising cost of providing current health benefits was the main factor behind the 9%, or $.6 million, increase in employee benefits. A number of factors contributed to the $4.0 million increase in other noninterest expense. As anticipated, during the third quarter of 2004, Whitney relocated certain of its Houston operations from office space that is subject to noncancelable leases and recognized a loss of $1.6 million related to its remaining lease obligations. This move is expected to reduce costs in the long term and enhance productivity. Whitney also recognized a $.6 million casualty loss for property damage from Hurricane Ivan that struck at the Florida-Alabama coastal border during the most recent quarter. Storm-related disruptions to banking operations were minimal. There were also factors of a recurring nature behind the increase in other noninterest expense. The larger of these factors included an increase in marketing activities and the amortization of expanded affordable housing investments. Tax credits associated with the affordable housing investments helped lower the effective tax rate compared to the year-earlier period.
         Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.

                                     -----

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                                        5

        This news release may contain statements that are not historical facts and are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which Whitney makes in good faith, are based on numerous assumptions, certain of which we may refer to specifically in connection with a particular statement. Some of the more important assumptions include:
        o expectations about overall economic strength and the performance of the economies in Whitney's market area,
        o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions,
        o reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers, and
        o expectations regarding the nature and level of competition, changes in customer behavior and preferences, and Whitney's ability to execute its plans to respond effectively.
        Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that Whitney's future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney cautions readers to consider this risk.
        Whitney undertakes no obligation to update or revise any of the information in this news release, whether as a result of new information, future events or developments, or for any other reason.

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                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                                 FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                   Third           Third               Nine Months Ended
                                                                  Quarter         Quarter                September 30
(dollars in thousands, except per share data)                      2004            2003              2004            2003
 ---------------------------------------------------------  --------------------------------  --------------------------------
INCOME DATA
     Net interest income                                      $    80,186     $    74,283       $   233,735     $   219,599
     Net interest income (tax-equivalent)                          81,725          75,696           238,265         223,769
     Provision for loan losses                                          -          (4,000)                -          (3,500)
     Noninterest income                                            20,053          23,538            62,351          68,159
        Net securities gains (losses) in noninterest income            68             863                68             863
     Noninterest expense                                           68,261          61,332           194,559         181,271
     Net income                                                    22,078          27,502            70,139          74,722
---------------------------------------------------------  --------------------------------  --------------------------------
---------------------------------------------------------  --------------------------------  --------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                                    $ 5,231,828     $ 4,620,970       $ 5,069,875     $ 4,549,576
     Investment securities                                      2,052,769       1,974,230         2,148,849       1,982,290
     Earning assets                                             7,309,316       6,772,338         7,246,325       6,670,593
     Total assets                                               7,882,497       7,293,393         7,795,897       7,187,081
     Deposits                                                   6,440,765       5,949,378         6,270,394       5,870,668
     Shareholders' equity                                         882,744         822,678           866,804         819,578
---------------------------------------------------------  --------------------------------  --------------------------------
---------------------------------------------------------  --------------------------------  --------------------------------
PER SHARE DATA
     Earnings per share
        Basic                                                  $      .54     $       .69       $      1.73      $     1.87
        Diluted                                                       .53             .68              1.71            1.85
     Cash dividends per share                                  $      .33     $       .30       $       .99      $      .90
     Book value per share, end of period                       $    21.92     $     20.59       $     21.92      $    20.59
     Trading data
        High price                                             $    45.18     $     36.00       $     45.18      $    36.00
        Low price                                                   39.90           31.55             39.52           30.75
        End-of-period closing price                                 42.00           34.00             42.00           34.00
        Trading volume                                          4,828,742       5,300,892        11,645,889      19,847,169
---------------------------------------------------------  --------------------------------  --------------------------------
---------------------------------------------------------  --------------------------------  --------------------------------
RATIOS
     Return on average assets                                        1.11%           1.50%             1.20%           1.39%
     Return on average shareholders' equity                          9.95           13.26             10.81           12.19
     Net interest margin                                             4.46            4.45              4.39            4.48
     Dividend payout ratio                                          62.74           44.01             58.04           48.50
     Average loans as a percentage of average deposits              81.23           77.67             80.85           77.50
     Efficiency ratio                                               67.11           62.35             64.73           62.28
     Allowance for loan losses as a percentage of
        loans, at end of period                                      1.02            1.31              1.02            1.31
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end of period      .53             .73               .53             .73
     Average shareholders' equity as a percentage
        of average total assets                                     11.20           11.28             11.12           11.40
     Leverage ratio, at end of period                               10.05           10.04             10.05           10.04
---------------------------------------------------------  --------------------------------  --------------------------------
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities transactions).

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                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                       DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------
                                                                 Third           Third                Nine Months Ended
                                                                Quarter         Quarter                  September 30
(dollars in thousands)                                            2004            2003               2004             2003
------------------------------------------------------------------------------------------  ---------------------------------
                ASSETS
---------------------------------------------------------
EARNING ASSETS
  Loans                                                      $ 5,231,828      $ 4,620,970        $ 5,069,875     $ 4,549,576
  Investment securities
     Securities available for sale                             1,827,896        1,766,011          1,934,928       1,780,212
     Securities held to maturity                                 224,873          208,219            213,921         202,078
                                                         ---------------------------------  ---------------------------------
        Total investment securities                            2,052,769        1,974,230          2,148,849       1,982,290
                                                         ---------------------------------  ---------------------------------
  Federal funds sold and short-term investments                   11,714          100,764             14,168          76,293
  Loans held for sale                                             13,005           76,374             13,433          62,434
                                                          ---------------------------------  ---------------------------------
        Total earning assets                                   7,309,316        6,772,338          7,246,325       6,670,593
------------------------------------------------------------------------------------------  ---------------------------------
NONEARNING ASSETS
  Accrued interest receivable                                     29,475           29,043             29,602          29,876
  Goodwill                                                        90,393           69,164             76,292          69,164
  Other intangible assets                                         24,261           25,396             22,970          26,707
  Other assets                                                   486,319          464,043            478,696         457,604
  Allowance for loan losses                                      (57,267)         (66,591)           (57,988)        (66,863)
------------------------------------------------------------------------------------------  ---------------------------------

        Total assets                                         $ 7,882,497      $ 7,293,393        $ 7,795,897     $ 7,187,081
------------------------------------------------------------------------------------------  ---------------------------------
------------------------------------------------------------------------------------------  ---------------------------------
                LIABILITIES
---------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                    $   811,827      $   706,851        $   799,175     $   697,697
     Money market investment deposits                          1,369,703        1,416,716          1,381,083       1,400,583
     Savings deposits                                            669,996          560,469            635,910         550,867
     Other time deposits                                         732,506          790,238            730,597         812,606
     Time deposits $100,000 and over                             862,454          694,675            784,451         682,221
                                                           ---------------------------------  ---------------------------------
        Total interest-bearing deposits                        4,446,486        4,168,949          4,331,216       4,143,974
                                                           ---------------------------------  ---------------------------------

  Short-term and other borrowings                                498,613          457,508            602,065         435,354
                                                           ---------------------------------  ---------------------------------
        Total interest-bearing liabilities                     4,945,099        4,626,457          4,933,281       4,579,328
------------------------------------------------------------------------------------------  ---------------------------------
NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                                 1,994,279        1,780,429          1,939,178       1,726,694
  Accrued interest payable                                         5,573            6,431              5,125           7,324
  Other liabilities                                               54,802           57,398             51,509          54,157
                                                         ---------------------------------  ---------------------------------
        Total liabilities                                      6,999,753        6,470,715          6,929,093       6,367,503
------------------------------------------------------------------------------------------  ---------------------------------
         SHAREHOLDERS' EQUITY                                    882,744          822,678            866,804         819,578
------------------------------------------------------------------------------------------  ---------------------------------

        Total liabilities and shareholders' equity           $ 7,882,497      $ 7,293,393        $ 7,795,897     $ 7,187,081
------------------------------------------------------------------------------------------  ---------------------------------
------------------------------------------------------------------------------------------  ---------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                             $ 2,364,217      $ 2,145,881        $ 2,313,044     $ 2,091,265
------------------------------------------------------------------------------------------  ---------------------------------

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----------------------------------------------------------------------------------------------------------------------------
                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------
                                              CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------------
                                                                           September 30       December 31         September 30
(dollars in thousands)                                                         2004               2003               2003
-----------------------------------------------------------------------------------------------------------------------------
              ASSETS
-------------------------------------------------------------------
  Cash and due from financial institutions                                 $  249,327         $  270,387          $  282,619
  Federal funds sold and short-term investments                                26,904             14,385              72,913
  Loans held for sale                                                          13,838             15,309              32,916
  Investment securities
     Securities available for sale                                          1,816,276          2,090,870           1,766,695
     Securities held to maturity                                              226,339            190,535             205,480
                                                                   ----------------------------------------------------------
        Total investment securities                                         2,042,615          2,281,405           1,972,175
  Loans                                                                     5,380,023          4,882,610           4,669,536
     Allowance for loan losses                                                (54,611)           (59,475)            (61,401)
                                                                   ----------------------------------------------------------
        Net loans                                                           5,325,412          4,823,135           4,608,135
                                                                   ----------------------------------------------------------
  Bank premises and equipment                                                 156,122            148,259             147,328
  Accrued interest receivable                                                  28,978             27,305              27,863
  Goodwill                                                                    115,742             69,164              69,164
  Other intangible assets                                                      25,871             23,475              24,765
  Other assets                                                                 87,231             82,158              72,463
-----------------------------------------------------------------------------------------------------------------------------
        Total assets                                                       $8,072,040         $7,754,982          $7,310,341
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
           LIABILITIES
-------------------------------------------------------------------
  Noninterest-bearing demand deposits                                      $2,008,634         $1,943,248          $1,815,163
  Interest-bearing deposits                                                 4,482,174          4,215,334           4,149,094
                                                                    ----------------------------------------------------------
        Total deposits                                                      6,490,808          6,158,582           5,964,257
                                                                    ----------------------------------------------------------

  Short-term and other borrowings                                             588,731            600,053             449,374
  Accrued interest payable                                                      4,833              4,493               5,051
  Other liabilities                                                            67,669            151,541              60,614
                                                                    ----------------------------------------------------------
        Total liabilities                                                   7,152,041          6,914,669           6,479,296
-----------------------------------------------------------------------------------------------------------------------------
       SHAREHOLDERS' EQUITY
-------------------------------------------------------------------
  Common stock, no par value                                                    2,800              2,800               2,800
  Capital surplus                                                             244,609            183,624             177,433
  Retained earnings                                                           685,624            656,195             645,720
  Accumulated other comprehensive income                                          231              8,438              14,456
  Treasury stock at cost                                                         (159)               (30)                  -
  Unearned restricted stock compensation                                      (13,106)           (10,714)             (9,364)
                                                                   ----------------------------------------------------------
        Total shareholders' equity                                            919,999            840,313             831,045
-----------------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                         $8,072,040         $7,754,982          $7,310,341
-----------------------------------------------------------------------------------------------------------------------------

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-------------------------------------------------------------------------------------------------------------------------------
                                       WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------------
                                            CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------------------------------------------------------
                                                                 Third            Third                 Nine Months Ended
                                                                Quarter          Quarter                   September 30
(dollars in thousands, except per share data)                     2004             2003                2004             2003
------------------------------------------------------------------------------------------  -----------------------------------
INTEREST INCOME
  Interest and fees on loans                                   $ 69,025          $ 63,147           $195,600          $190,526
  Interest and dividends on investments                          21,406            20,450             66,960            63,100
  Interest on federal funds sold and
     short-term investments                                          41               259                117               652
------------------------------------------------------------------------------------------  -----------------------------------
    Total interest income                                        90,472            83,856            262,677           254,278
------------------------------------------------------------------------------------------  -----------------------------------
INTEREST EXPENSE
  Interest on deposits                                            9,029             8,875             25,059            32,569
  Interest on short-term and other borrowings                     1,257               698              3,883             2,110
------------------------------------------------------------------------------------------  -----------------------------------
    Total interest expense                                       10,286             9,573             28,942            34,679
------------------------------------------------------------------------------------------  -----------------------------------
NET INTEREST INCOME                                              80,186            74,283            233,735           219,599
PROVISION FOR LOAN LOSSES                                             -            (4,000)                 -            (3,500)
------------------------------------------------------------------------------------------  -----------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                80,186            78,283            233,735           223,099
------------------------------------------------------------------------------------------  -----------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                             9,392             9,698             28,160            28,325
  Secondary mortgage market operations                            1,136             3,373              3,785             9,097
  Bank card fees                                                  2,555             2,272              7,559             6,921
  Trust service fees                                              2,204             1,997              6,696             6,104
  Other noninterest income                                        4,698             5,335             16,083            16,849
  Securities transactions                                            68               863                 68               863
------------------------------------------------------------------------------------------  -----------------------------------
    Total noninterest income                                     20,053            23,538             62,351            68,159
------------------------------------------------------------------------------------------  -----------------------------------
NONINTEREST EXPENSE
  Employee compensation                                          30,174            29,096             88,586            85,226
  Employee benefits                                               7,167             6,587             22,360            20,734
                                                       -----------------------------------  -----------------------------------
    Total personnel expense                                      37,341            35,683            110,946           105,960
  Net occupancy expense                                           5,331             5,052             15,079            14,550
  Equipment and data processing expense                           4,468             4,444             13,086            12,967
  Telecommunication and postage                                   2,216             2,221              6,722             6,366
  Corporate value and franchise taxes                             1,919             1,727              5,764             5,253
  Legal and professional fees                                     2,106             1,463              4,362             4,504
  Amortization of intangibles                                     1,448             1,290              4,026             4,042
  Other noninterest expense                                      13,432             9,452             34,574            27,629
------------------------------------------------------------------------------------------  -----------------------------------
    Total noninterest expense                                    68,261            61,332            194,559           181,271
------------------------------------------------------------------------------------------  -----------------------------------
INCOME BEFORE INCOME TAXES                                       31,978            40,489            101,527           109,987
INCOME TAX EXPENSE                                                9,900            12,987             31,388            35,265
------------------------------------------------------------------------------------------  -----------------------------------

NET INCOME                                                     $ 22,078          $ 27,502           $ 70,139          $ 74,722
------------------------------------------------------------------------------------------  -----------------------------------

------------------------------------------------------------------------------------------  -----------------------------------
EARNINGS PER SHARE
  Basic                                                           $ .54             $ .69             $ 1.73            $ 1.87
  Diluted                                                           .53               .68               1.71              1.85
------------------------------------------------------------------------------------------  -----------------------------------

------------------------------------------------------------------------------------------  -----------------------------------

WEIGHTED-AVERAGE SHARES OUTSTANDING
  Basic                                                      40,969,394        39,993,350         40,490,366        39,882,839
  Diluted                                                    41,551,024        40,383,047         41,131,828        40,320,434
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------------------------------------------------------------------------------------------  -----------------------------------
CASH DIVIDENDS PER SHARE                                          $ .33             $ .30              $ .99             $ .90
------------------------------------------------------------------------------------------  -----------------------------------

                                                         - MORE -
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                                      WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
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                                      SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
-------------------------------------------------------------------------------------------------------------------------------
                                                                 Third       Second       Third            Nine Months Ended
                                                                Quarter      Quarter     Quarter             September 30
                                                                 2004         2004        2003            2004         2003
--------------------------------------------------------------------------------------------------   --------------------------
                    EARNING ASSETS
------------------------------------------------------------
     Loans**                                                     5.25 %       5.04 %      5.35 %          5.15 %       5.54 %
     Investment securities                                       4.44         4.36        4.38            4.40         4.48
     Federal funds sold and short-term investments               1.39          .99        1.02            1.10         1.14
                                                            --------------------------------------   --------------------------
             Total interest-earning assets                       5.01 %       4.83 %      5.01 %          4.92 %       5.18 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
              INTEREST-BEARING LIABILITIES
------------------------------------------------------------

     Interest-bearing deposits
         NOW account deposits                                     .38 %        .35 %       .31 %           .36 %        .43 %
         Money market investment deposits                         .66          .65         .64             .66          .86
         Savings deposits                                         .37          .31         .27             .32          .43
         Other time deposits                                     1.32         1.28        1.62            1.31         1.88
         Time deposits $100,000 and over                         1.35         1.21        1.38            1.26         1.58
                                                            --------------------------------------   --------------------------
             Total interest-bearing deposits                      .81          .75         .84             .77         1.05
                                                            --------------------------------------   --------------------------


     Short-term and other borrowings                             1.00          .81         .61             .86          .65
                                                            --------------------------------------   --------------------------
             Total interest-bearing liabilities                   .83 %        .76 %       .82 %           .78 %       1.01 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
          NET INTEREST SPREAD (tax-equivalent)
------------------------------------------------------------
     Yield on earning assets less cost of interest-
         bearing liabilities                                     4.18 %       4.07 %      4.19 %          4.14 %       4.17 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
          NET INTEREST MARGIN (tax-equivalent)
------------------------------------------------------------
     Net interest income (tax-equivalent) as a
         percentage of average earning assets                    4.46 %       4.31 %      4.45 %          4.39 %       4.48 %
                                                            --------------------------------------   --------------------------

--------------------------------------------------------------------------------------------------   --------------------------
                       COST OF FUNDS
------------------------------------------------------------
     Interest expense as a percentage of average interest-
         bearing liabilities plus interest-free funds             .55 %        .52 %       .56 %           .53 %        .70 %
--------------------------------------------------------------------------------------------------   --------------------------
   * Based on a 35% tax rate.
  ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

                                                        - MORE -
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                                   WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
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                                                LOAN QUALITY
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                                                                    Third            Third              Nine Months Ended
                                                                   Quarter          Quarter                September 30
(dollars in thousands)                                               2004             2003            2004             2003
-------------------------------------------------------------------------------------------------------------------------------
               ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------
Allowance for loan losses at beginning of period                   $56,447          $66,243         $59,475          $66,115
Allowance of acquired banks                                          2,461                -           2,461                -
Provision for loan losses                                                -           (4,000)              -           (3,500)
Loans charged off                                                   (5,316)          (2,428)        (10,809)          (9,284)
Recoveries on loans previously charged off                           1,019            1,586           3,484            8,070
                                                             ------------------------------------------------------------------
     Net loans charged off                                          (4,297)            (842)         (7,325)          (1,214)
                                                             ------------------------------------------------------------------
Allowance for loan losses at end of period                         $54,611          $61,401         $54,611          $61,401
                                                             ------------------------------------------------------------------

Net annualized charge-offs as a percentage
    of average loans                                                   .33 %            .07 %           .19 %            .04 %

Gross annualized charge-offs as a percentage of
    average loans                                                      .41 %            .21 %           .28 %            .27 %

Recoveries as a percentage of gross charge-offs                      19.17 %          65.32 %         32.23 %          86.92 %

Allowance for loan losses as a percentage of
    loans, at end of period                                           1.02 %           1.31 %          1.02 %           1.31 %
                                                             ------------------------------------------------------------------


                                                             ------------------------------------------------------------------
                                                                September 30       June 30       December 31      September 30
                                                                    2004             2004            2003             2003
-------------------------------------------------------------------------------------------------------------------------------
                  NONPERFORMING ASSETS
-------------------------------------------------------------

Loans accounted for on a nonaccrual basis                          $25,659          $32,560         $26,776          $30,533
Restructured loans                                                      61               74             114              215
                                                             ------------------------------------------------------------------
     Total nonperforming loans                                      25,720           32,634          26,890           30,748
Foreclosed assets and surplus property                               2,950            2,450           3,490            3,255
                                                             ------------------------------------------------------------------
     Total nonperforming assets                                    $28,670          $35,084         $30,380          $34,003
                                                             ------------------------------------------------------------------

Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period           .53 %            .68 %           .62 %            .73 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                             212.83 %         173.36 %        222.12 %         201.10 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                           212.33 %         172.97 %        221.18 %         199.69 %

Loans 90 days past due still accruing                               $4,814           $2,986          $3,385           $2,725

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                              .09 %            .06 %           .07 %            .06 %
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